UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	June 6, 2005
(April 30, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[]    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  7.01    Regulation FD Disclosure.

PNM Resources, Inc. and Subsidiaries (the "Company") is furnishing in this Current Report on Form 8-K select Comparative Operating Statistics for the months of April 2005 and 2004 and the four months ended April 30, 2005 and April 30, 2004 to provide investors with key monthly business indicators.  Readers of this Current Report on Form 8-K should refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's annual and quarterly periodic reporting on Form 10-K and Form 10-Q, respectively, for a discussion of actual results of operations and any significant trends.

PNM Resources, Inc. and Subsidiaries
Comparative Operating Statistics

	Month Ended		Four Months Ended
	April 30,		April 30,
	2005	2004	2005	2004
Electric Service:

Energy Sales - MWh (in thousands)
Retail	559	546	2,349	2,340
Wholesale
Long Term Sales	172	220	897	934
Forward Sales	205	217	970	840
Short Term Sales	337	436	1,697	2,080

Total Wholesale Sales	714	873	3,564	3,854

Total Energy Sales	1,273	1,419	5,913	6,194

April wholesale sales were down 158,993 MWhs due to several plant outages, which resulted in reduced sales and lower velocity.  The Company also had less energy available for sale from its power purchase contracts due to higher gas prices.  In addition, outages are also expected later in the second quarter of 2005 that were not in the 2005 earnings forecast.

San Juan Generating Station ("SJGS") Unit 4 was off-line for three weeks beginning March 26 after a circulating water pipe ruptured.  An outage planned for the fourth quarter of 2005 was accelerated to minimize the financial impact to the Company.  A scheduled maintenance outage for SJGS Unit 2 was shifted from the first quarter to the second quarter after the SJGS Unit 4 outage was completed.  Work on SJGS Unit 2 began April 25 and lasted three weeks.  These changes to the plant outage schedule at SJGS had been previously announced.

SJGS Unit 3 was off-line eight days in April for a tune-up outage and to repair a leak on a circulating water pipe similar to the SJGS Unit 4 circulating water pipe repair.  A second, unrelated outage caused by a transformer malfunction took SJGS Unit 3 off-line on May 20.  SJGS Unit 3 was returned to service on May 29.  These plant outages were not in the Company's forecast of 2005 earnings.

A Palo Verde Nuclear Generating Station ("PVNGS") Unit 2 refueling outage that started on April 1 was extended approximately two weeks until May 20.  This outage extension was not in the Company's forecast of 2005 earnings.

Another outage that will affect energy sales in future months, not included in the Company's forecast of 2005 earnings, is a recently announced PVNGS Unit 3 outage, which started on May 23 and is expected to last until approximately June 15.  In addition, a phase adjustment of Four Corners Power Plant Unit 5 that started in mid-April and lasted for three weeks was extended for three days.

Weather:

Heating Degree Days (HDD) and Cooling Degree Days (CDD) - Albuquerque, New Mexico

HDD	461	347	2,544	2,621

CDD	1	1	1	1

The Company has previously utilized and reported on previously filed Forms 8-K, the historical HDD values and CDD values that represented the accumulation in degrees that the daily mean temperature was below or above, respectively, 65 degrees Fahrenheit during a period of time, typically corresponding to a calendar month.  As discussed in Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the Company's Form 10-Q for the three months ended March 31, 2005, in order to provide a greater correlation between energy consumption and weather, the Company has decided to utilize and report HDD and CDD that have been weighted based on the Company's billing cycle days.  The Company believes that this approach provides a better means of assessing the impact of weather on revenues.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. AND
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: June 6, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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